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                                                                    EXHIBIT 99.2


PROXY                       PROFESSIONALS GROUP, INC.                     PROXY


              PROXY SOLICITED ON BEHALF OF YOUR BOARD OF DIRECTORS FOR THE SPECIAL MEETING OF STOCKHOLDERS TO BE HELD ON
                                  MAY 29, 2001


         The Stockholder executing this Proxy appoints Victor T. Adamo, Eliot H. Berg, Ann F. Putallaz, and William H. Woodhams, and each of them, each with full power to appoint his or her substitute, attorneys and proxies to represent the Stockholder and to vote and act with respect to all shares of common stock, no par value per share, of Professionals Group, Inc. ("Professionals Group") that the Stockholder would be entitled to vote on all matters which come before the Special Meeting of Stockholders of Professionals Group referred to above (the "Special Meeting") and at any adjournment(s) or postponement(s) of the Special Meeting.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF PROFESSIONALS GROUP, INC. IF THIS PROXY IS PROPERLY EXECUTED, THE SHARES OF PROFESSIONALS GROUP COMMON STOCK REPRESENTED BY THIS PROXY WILL BE VOTED AS SPECIFIED. IF NO SPECIFICATION IS MADE, SUCH SHARES WILL BE VOTED FOR THE APPROVAL AND ADOPTION OF THE AGREEMENT TO CONSOLIDATE DATED AS OF JUNE 22, 2000, AS AMENDED, BETWEEN PROFESSIONALS GROUP AND MEDICAL ASSURANCE INC. ("MAI"), AND ALL OF THE TRANSACTIONS CONTEMPLATED BY THAT AGREEMENT (INCLUDING, WITHOUT LIMITATION, THE BUSINESS COMBINATION OF PROFESSIONALS GROUP AND MAI). THE SHARES OF PROFESSIONALS GROUP COMMON STOCK REPRESENTED BY THIS PROXY WILL BE VOTED IN THE DISCRETION OF THE PROXIES ON ANY OTHER MATTERS WHICH MAY COME BEFORE THE SPECIAL MEETING.


                 (Continued and to be signed on reverse side.)

                              FOLD AND DETACH HERE


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1.       Approval and adoption of the Agreement to Consolidate dated as of June
         22, 2000, as amended, between Professionals Group and MAI, and all of the transactions contemplated by that agreement (including, without limitation, the business combination of Professionals Group and MAI).

         YOUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THIS PROPOSAL.

                         [ ] FOR    [ ] AGAINST   [ ] ABSTAIN


         The undersigned Stockholder hereby (i) revokes any and all proxies previously executed with respect to the Special Meeting, and (ii) acknowledges receipt of the Notice and Proxy Statement for the Special Meeting.

                         Dated:                        , 2001
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                         Signature
                                   --------------------------------------------


                                   --------------------------------------------


                        Title
                                   --------------------------------------------


                        Signature
                                   --------------------------------------------

                        Please sign exactly as name appears on this proxy. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by an authorized officer. If a partnership, please sign in partnership name by authorized person.

                              FOLD AND DETACH HERE


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                             YOUR VOTE IS IMPORTANT!

                       YOU CAN VOTE IN ONE OF THREE WAYS:

                                VOTE BY INTERNET
                          24 hours a day, 7 days a week
   Follow the instructions at our Internet Address: http://www.eproxy.com/picm
                          HAVE YOUR PROXY CARD IN HAND.
You will be asked to enter your 11-digit Control Number, which is located in the box in the lower right hand corner of this form.

                       Follow the recorded instructions.

                                       OR

                                  VOTE BY PHONE
                         24 hours a day, 7 days a week.
            Call toll-free 1-800-840-1208 on a touch tone telephone.
                       Follow the recorded instructions.
                    There is NO CHARGE to you for this call.
                          HAVE YOUR PROXY CARD IN HAND.
    You will be asked to enter your 11-digit Control Number, which is located in the box in the lower right hand corner of this form.

                                       OR

                               VOTE BY PROXY CARD
             Mark, sign and date your proxy card and return promptly
                           in the enclosed envelope.

  NOTE: IF YOU VOTED BY INTERNET OR TELEPHONE, DO NOT MAIL BACK YOUR PROXY CARD
                     UNLESS YOU DESIRE TO CHANGE YOUR VOTE.

                              THANK YOU FOR VOTING.